UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): November 19, 2013

DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina		29601
(Address of principal executive offices)		(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

Robert W. Humphreys, Chairman and Chief Executive Officer of Delta Apparel, Inc. (the "Company"), intends to increase his share ownership in the Company in the following manner. Mr. Humphreys plans to exercise incentive options to purchase 62,500 shares of the Company's common stock that are set to expire as of July 5, 2014. These options were granted on July 5, 2004, pursuant to the Delta Apparel Stock Option Plan, and vested as of July 5, 2005. Mr. Humphreys intends to sell shares of the Company's common stock to fund the exercise price of the options and also intends to hold all of the shares obtained through the option exercise net of any sold to fund the exercise price. Once the contemplated transactions are completed, Mr. Humphreys' net ownership of the Company's common stock is expected to increase by approximately 15,000 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	November 19, 2013	/s/ Deborah H. Merrill
Deborah H. Merrill
Vice President, Chief Financial Officer & Treasurer